Sub-Item 77Q1(d)

Amended Schedule B, dated September 8, 2016, to the Declaration of Trust dated November 5, 2004 (as amended February 15, 2005 and May 14, 2014). Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on September 15, 2016 (Accession Number 000113125-16-710919).

Combined Amended and Restated Rule 18f-3 Multi-Class Plan, including Exhibits A and B, amended as of September 8, 2016. Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on October 31, 2016 (Accession Number 0001193125-16-753751)